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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              PHARMION CORPORATION
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             (Exact name of registrant as specified in its charter)

                Delaware                                 84-1521333
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   2525 28th Street Boulder, Colorado                       80301
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(Address of principal executive offices)                 (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-108122

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                Name of each exchange on which
        to be so registered                each class is to be registered
                n/a                                      n/a
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1, File No. 333-108122, as amended, initially filed with the Securities and Exchange Commission on August 21, 2003 (the "Registration Statement"), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.   EXHIBITS.

EXHIBIT
NUMBER                         DESCRIPTION OF DOCUMENT
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3.1       Form of Amended and Restated Certificate of Incorporation
          (Incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed on August 21, 2003 (File No. 333-108122)).

3.2 Form of Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 21, 2003 (File No. 333-108122)).

4.1       Specimen Stock Certificate (Incorporated herein by reference to
          Exhibit 4.1 to our Registration Statement on Form S-1/A filed on October 30, 2003 (File No. 333-108122)).

4.2 Amended and Restated Investors' Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant's Preferred Stock (Incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed on August 21, 2003 (File No. 333-108122)).

4.3 Series C Omnibus Amendment Agreement, dated as of October 11, 2002 to Amended and Restated Investors' Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant's Preferred Stock (Incorporated herein by reference to Exhibit 4.3 to our Registration Statement on Form S-1 filed on August 21, 2003 (File No. 333-108122)).

4.4 Amendment, dated as of April 8, 2003 to Amended and Restated Investors' Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant's Preferred Stock (Incorporated herein by reference to Exhibit 4.4 to our Registration Statement on Form S-1 filed on August 21, 2003 (File No. 333-108122)).


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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                  PHARMION CORPORATION


Date: October 30, 2003


                                  By:   /s/ Patrick J. Mahaffy
                                      --------------------------
                                      Name: Patrick J. Mahaffy
                                      Title: President & Chief Executive Officer




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